Exhibit 5.1

Carroll Legal LLC

1449 Wynkoop Street

Suite 507

Denver, CO 80202

May 26, 2022

Aclarion, Inc.

951 Mariners Island Blvd, Suite 300

San Mateo, California 94404

Ladies and Gentlemen:

We have acted as counsel to Aclarion, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 4,225,670 shares (the “Shares”) of Common Stock, par value $0.00001 per share (the “Common Stock”), consisting of (a) 2,225,670 shares of Common Stock issuable pursuant to currently outstanding options under the Nocimed, Inc. 2015 Stock Plan (the “Prior Plan”), and (b) 2,000,000 shares of Common Stock issuable pursuant to the Company’s 2022 Equity Incentive Plan (as amended, the “2022 Plan”; together with the Prior Plan, the “Plans”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement, (b) the Company’s Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, (c) the Plans, and (d) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery by all persons other than by the Company of all documents where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans and the Registration Statement, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Carroll Legal LLC

By:	/s/ James H. Carroll
James H. Carroll
Managing Member

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